EXHIBIT 99.4

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                              FLORIDAFIRST BANCORP
                             205 East Orange Street
                          Lakeland, Florida 33801-4611
                                 (863) 688-6811

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                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
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         Notice is hereby  given  that a Special  Meeting of  Stockholders  (the
"Special Meeting") of FloridaFirst Bancorp (the "Middle Tier Holding Company") will be held at the office of the Middle Tier Holding Company, located at 205 East Orange Street, Lakeland, Florida on _________ at _______, Florida time. Business to be taken up at said special meeting shall be to consider and vote upon:

         (1) A Plan of Conversion and Reorganization (the "Plan") and transactions incident to the Plan, pursuant to which (i) the Bank will establish FloridaFirst Bancorp, Inc. (the "Holding Company") as a Florida chartered corporation subsidiary; (ii) the Mutual Holding Company will convert into an interim federal stock savings bank ("Interim Bank No. 1"); (iii) Middle Tier Holding Company will adopt an interim federal stock savings bank charter ("Interim Bank No. 2"); Interim Bank No. 2 will merge into the Bank ("Merger No. 1") with the Bank as the surviving entity; (iv) immediately following Merger No. 1, Interim Bank No. 1, formerly the Mutual Holding Company, will merge with and into the Bank ("Merger No. 2"); the shares of Middle Tier Holding Company common stock previously held by the Mutual Holding Company will be canceled, and eligible members of the Mutual Holding Company as of certain specified dates will be granted interests in a Liquidation Account established by the Bank; (v) the Holding Company will form an interim federal stock savings bank as a subsidiary ("Interim Bank No. 3"); (vi) immediately following Merger No. 2, Interim Bank No. 3 will merge with and into the Bank ("Merger No. 3); as a result of Merger No. 3, Bank stock deemed held by Public Stockholders will be converted into Holding Company common stock based upon the Exchange Ratio which is designed to ensure that Public Stockholders will own approximately the same percentage of Holding Company common stock as the percentage of Middle Tier Holding Company stock owned by them prior to the Conversion; (vii) contemporaneously the Holding Company will offer for sale shares of common stock in a subscription offering; and

         (2) Any other matters that may lawfully come before the Special Meeting. As of the date of mailing of this Notice, the Board of Directors is not aware of any other matters that may come before the Special Meeting.

         Stockholders of the Middle Tier Holding Company, at the close of business on __________, 2000 are entitled to notice of and to vote at the Special Meeting.


                                                   Sonja T. Hughey
                                                   Secretary

______________, 2000
Lakeland, Florida
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         Your vote is very important.  The enclosed  Prospectus  provides a more detailed description of the proposed transaction and is incorporated by reference hereto. If you have any questions, call our stock center at
_____________.

         Your Board of Directors unanimously recommends that you vote for approval of the Plan by completing the enclosed proxy card and promptly returning it in the enclosed postage-paid envelope as soon as possible. Your vote is very important. Any proxy given by a stockholder may be revoked by filing with the secretary of the Middle Tier Holding Company a written revocation or a duly executed proxy bearing a later date. Any stockholder present at the meeting may revoke his proxy and vote in person on each matter brought before the Special Meeting.


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                              FLORIDAFIRST BANCORP
                             205 East Orange Street
                          Lakeland, Florida 33801-4611
                                 (863) 688-6811

                           PROXY STATEMENT/PROSPECTUS
                                                               August_____, 2000

         YOUR PROXY, IN THE FORM ENCLOSED, IS SOLICITED BY THE BOARD OF DIRECTORS OF THE MIDDLE TIER HOLDING COMPANY, FOR USE AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON _______________, 2000, AND AT ANY ADJOURNMENT OF THAT MEETING, FOR THE PURPOSES SET FORTH IN THE FOREGOING NOTICE OF SPECIAL MEETING.

         VOTING IN FAVOR OF THE PLAN WILL NOT OBLIGATE ANY PERSON TO PURCHASE CONVERSION STOCK. SHARES OF CONVERSION STOCK ARE BEING OFFERED ONLY BY THE PROSPECTUS.

         THIS PROXY STATEMENT IS A SUMMARY OF INFORMATION ABOUT THE PARTIES AND THE PROPOSED CONVERSION AND REORGANIZATION. A MORE DETAILED DESCRIPTION OF THE MUTUAL HOLDING COMPANY, THE MIDDLE TIER HOLDING COMPANY AND THE HOLDING COMPANY (COLLECTIVELY, THE "PRIMARY PARTIES"), AND THE CONVERSION AND REORGANIZATION IS INCLUDED IN THE PROSPECTUS WHICH IS INCORPORATED BY REFERENCE HEREIN.


                  VOTING RIGHTS AND VOTE REQUIRED FOR APPROVAL

         Only stockholders of record at the close of business on _____________, 2000 (the "Voting Record Date") are entitled to notice of and to vote at the Special Meeting. Pursuant to Office of Thrift Supervision ("OTS") regulations, consummation of the Conversion and Reorganization are conditioned upon the approval of the Plan by the OTS, as well as (1) the approval of at least two-thirds of the total number of votes eligible to be cast by the stockholders of the Middle Tier Holding Company, and a majority of the votes cast at the Special Meeting by the stockholders of the Middle Tier Holding Company other than the Mutual Holding Company (the "Public Stockholders"), as of the close of business on the Voting Record Date, and (2) the approval of at least majority of the votes entitled to be cast by the members of the Mutual Holding Company as of the voting record date for the special meeting of members called for the purpose of considering the Plan. The Mutual Holding Company intends to vote its shares of the Middle Tier Holding Company Common Stock, which amounted to _______ (57%) of the outstanding shares, in favor of the Plan at the Special Meeting.

         This Proxy Statement, including the enclosed Prospectus dated ________________, 2000, which is incorporated by reference, and related materials are first being mailed to stockholders of the Middle Tier Holding Company on or about ___________, 2000.

         THE BOARD OF DIRECTORS OF THE MIDDLE TIER HOLDING COMPANY URGES YOU TO VOTE FOR THE PLAN AND TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE, EVEN IF YOU DO NOT INTEND TO PURCHASE COMMON STOCK. THIS WILL ENSURE THAT YOUR VOTE WILL BE COUNTED.




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         THE  OTS  HAS  APPROVED  THE  PLAN  SUBJECT  TO  THE  APPROVAL  OF  THE
STOCKHOLDERS OF THE MIDDLE TIER HOLDING COMPANY AND THE SATISFACTION OF CERTAIN OTHER CONDITIONS. HOWEVER, SUCH APPROVAL DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN BY THE OTS.


                                     PROXIES

         The Board of Directors of the Middle Tier Holding Company is soliciting the proxy which accompanies this Proxy Statement for use at the Special Meeting. Stockholders may vote at the Special Meeting or any adjournment thereof in person or by proxy. All properly executed proxies received by the Board of Directors of the Middle Tier Holding Company will be voted in accordance with the instructions indicated thereon by the stockholders giving such proxies. If no contrary instructions are given, such proxies will be voted in favor of the Plan as described herein. If any other matters are properly presented before the Special Meeting and may properly be voted upon, the proxies solicited hereby will be voted on such matters in accordance with the best judgment of the proxy holders named therein. Any member giving a proxy will have the right to revoke his proxy at any time before it is voted by delivering written notice or a duly executed proxy bearing a later date to the Secretary of the Middle Tier Holding Company, provided that such notice or proxy is received by the Secretary prior to the Special Meeting or any adjournment thereof, or by attending the Special Meeting and voting in person. If there are not sufficient votes for approval of the Plan at the time of the Special Meeting, the Special Meeting may be adjourned to permit further solicitation of proxies.

         Proxies may be solicited by officers, directors or other employees of the Mutual Holding Company in person, by telephone or through other forms of communication. Such persons will be reimbursed by the Mutual Holding Company for their expenses incurred in connection with such solicitation. Sandler O'Neill & Partners, L.P. ("Sandler") will assist in the solicitation of proxies. Sandler will receive a $__________ management fee plus out- of-pocket expenses for its management and proxy solicitation services in connection with the Conversion and Reorganization.

         The proxies solicited hereby will be used only at the Special Meeting and at any adjournment thereof; they will not be used at any other meeting.

         The approval of the Plan will require the affirmative vote of at least two-thirds of the total votes eligible to be cast by all stockholders of the Middle Tier Holding Company, including the Mutual Holding Company, and the affirmative vote of at least a majority of the total votes cast by the Public Stockholders.


               VOTING SECURITIES AND BENEFICIAL OWNERSHIP THEREOF

         On the Voting Record Date, there were ____________ shares of the Middle Tier Holding Company Common Stock outstanding, and the Middle Tier Holding Company had no other class of equity securities outstanding. Each share of the Middle Tier Holding Company Common Stock outstanding on the Voting Record Date is entitled to one vote at the Special Meeting on all matters properly presented at the Special Meeting.

         A majority of the outstanding shares of Middle Tier Holding Company Common Stock entitled to vote, represented in person or by proxy, shall constitute a quorum at the Special Meeting. Shares as to which the "ABSTAIN" box has been marked on the proxy and any shares held by brokers in street name for customers which are not voted in the absence of instructions from the customers ("broker non-votes") will be counted as present for determining if a quorum is present. Because the Plan must be approved by the vote of at least two-thirds of the

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outstanding  Middle Tier Holding  Company Common Stock,  abstentions  and broker non-votes will have the same effect as a vote against such proposal.


                    INCORPORATION OF INFORMATION BY REFERENCE

         The Prospectus of the Holding Company which accompanies this Proxy Statement is incorporated herein by reference in its entirety. The Middle Tier Holding Company urges you to carefully read the Prospectus prior to voting on the proposal to be presented at the Special Meeting. The Prospectus sets forth a description of the Conversion and Reorganization and the related offering of Company Common Stock under the section "THE CONVERSION AND REORGANIZATION." Such section also describes the effects of the Conversion and Reorganization on the stockholders of the Middle Tier Holding Company, including the tax consequences thereof.

         Information regarding the Primary Parties is set forth in the Prospectus under the captions "SUMMARY -- _____________" "-- FloridaFirst Bancorp," "-- FloridaFirst Bancorp MHC," and "-- FloridaFirst Bank" as well as under "____________," "FLORIDAFIRST BANCORP," "FLORIDAFIRST BANCORP MHC," and "FLORIDAFIRST BANK. " The Prospectus also describes the business and financial condition of the Bank under the captions "BUSINESS OF THE BANK," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and "RECENT DEVELOPMENTS". The Capital Stock of the Company is described in the Prospectus in "DESCRIPTION OF CAPITAL STOCK OF THE COMPANY." A discussion of the material differences between the corporate documents of the Mid-Tier Holding Company and the Company can be found in the Prospectus at "COMPARISON OF STOCKHOLDERS' RIGHTS" and "RESTRICTIONS ON ACQUISITIONS OF THE COMPANY." In addition, the historical, consolidated financial statements of the Bank are included in the Prospectus. Information regarding the use of proceeds from the sale of Company Common Stock in connection with the Conversion and Reorganization, the historical capitalization and the pro forma capitalization of the Bank, other pro forma data, as well as information pertaining to regulation, employees and legal proceedings are set forth in the Prospectus under the captions "USE OF PROCEEDS," "CAPITALIZATION," "HISTORICAL AND PRO FORMA CAPITAL COMPLIANCE," "PRO FORMA DATA," "REGULATION," "BUSINESS OF THE BANK
- Employees" and "-- Legal Proceedings," respectively. The Pro Forma Data shows the effects of the Conversion and Reorganization on the Bank's total stockholders' equity and net income, on both an aggregate and per share basis, based upon the assumptions set forth therein. The consents of certain experts are discussed in the Prospectus in "LEGAL AND TAX MATTERS" and "EXPERTS."

         The Prospectus also sets forth a description of the current management of the Mutual Holding Company and the Bank, as well as the management of the Holding Company after the Conversion and Reorganization, including current compensation and benefits as well as proposed future stock benefit plans. See "MANAGEMENT OF THE HOLDING COMPANY" and "MANAGEMENT OF THE BANK" in the Prospectus.


            PROPOSAL TO APPROVE PLAN OF CONVERSION AND REORGANIZATION

         The Boards of Directors of the Mutual Holding Company, the Middle Tier Holding Company and the Holding Company have approved the Plan, as has the OTS, subject to approval by the members of the Mutual Holding Company and the stockholders of the Middle Tier Holding Company entitled to vote on the matter, and subject to the satisfaction of certain other conditions. Such OTS approval, however, does not constitute a recommendation or endorsement of the Plan by such agency.




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                    RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS OF THE MID-TIER HOLDING COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PLAN. NOT VOTING WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE PLAN. VOTING FOR THE PLAN WILL NOT OBLIGATE ANY VOTER TO PURCHASE ANY SHARES OF HOLDING COMPANY COMMON STOCK. SHARES OF HOLDING COMPANY COMMON STOCK ARE BEING OFFERED ONLY BY THE PROSPECTUS, WHICH IS INCORPORATED BY REFERENCE HERETO.


                             ADDITIONAL INFORMATION

         The information contained in the accompanying Prospectus, including a more detailed description of the Plan, certain financial statements of the Middle Tier Holding Company and the Company, a description of the capitalization, business, the directors and officers of the Company, the Mid-Tier Holding Company and the Mutual Holding Company, and the compensation and other benefits of directors and officers, the anticipated use of the net proceeds from the sale of the Company Common Stock and a description of the Company Common Stock, is intended to help you evaluate the Conversion and Reorganization and is incorporated herein by reference.

         Public  Stockholders whose shares are held in street name may obtain an
order  form  and   instructions  for  the  purchase  of  shares  in  the  Public
Stockholders Offering by contacting our Stock Center at ___________.

         The Plan is attached hereto as Appendix 1. The Certificate and Company Bylaws are available at no cost by contacting the Middle Tier Holding Company at
(863) ____________, stopping by any Middle Tier Holding Company office or writing to the Corporate Secretary at 205 East Orange Street, Lakeland, Florida 33801-4611. Adoption of the Plan by the stockholders authorizes the Board of Directors of the Middle Tier Holding Company to amend or terminate the Plan. All statements made in this document are hereby qualified by the contents of such documents as set forth above.

         All persons eligible to vote at the Special Meeting should review both this Proxy Statement and the accompanying Prospectus carefully. However, no person is obligated to purchase any Company Common Stock.

         YOUR BOARD OF DIRECTORS URGES YOU TO CONSIDER CAREFULLY THIS PROXY STATEMENT AND THE PROSPECTUS AND URGES YOU TO VOTE. NO PERSON WILL BE OBLIGATED TO ORDER ANY HOLDING COMPANY COMMON STOCK.

         THIS PROXY STATEMENT IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY HOLDING COMPANY COMMON STOCK. THE OFFER WILL BE MADE ONLY BY MEANS OF THE PROSPECTUS MEETING THE REQUIREMENTS OF SECTION 10 OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES PROMULGATED THEREUNDER AND ACCOMPANIED BY AN ORDER FORM.


                                  STOCK CENTER:

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